UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2012

WIN GLOBAL MARKETS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51255	98-0374121
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Igal Alon Street, Tel-Aviv, Israel	67891
(Address of principal executive offices)	(Zip Code)

(972)-73-755-4500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

As previously reported on the registrant’s Current Reports on Form 8-K dated December 4, 2011 (the “December 4 8-K”) and December 22, 2011 (the “December 22 8-K”), each of which is incorporated herein by reference, on December 4, 2011, the registrant entered into a securities purchase agreement, as amended on December 21, 2011 (the "SPA"), with HV Markets Limited (the “Investor”), effective December 1, 2011, pursuant to which the registrant agreed to sell to the Investor an aggregate of 12,500,000 shares of restricted common stock (the "Investor's Shares") at a price of $0.10 per share, and agreed to issue a warrant to purchase 6,250,000 shares of common stock (the "Warrant"), at an exercise price per share of $0.10.  The sale of the Investor’s Shares and the issuance of the Warrant occurred on February 6, 2012, with the registrant having received the aggregate net sale proceeds of $1,250,000 as of such date.  No separate consideration was paid for the Warrant.  The description of the Warrant and the SPA is a summary only and is qualified in its entirety by reference to (i) Exhibit 4.1 and Exhibit 10.1, respectively, of the December 4 8-K, and (ii) with respect to the SPA, Exhibit 10.1 of the December 22 8-K, each of which is incorporated herein by reference.  The sale of the Investor’s Shares and issuance of the Warrant were made pursuant to an exemption from registration under Regulation S under the Securities Act of 1933, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WIN GLOBAL MARKETS, INC.
(registrant)
	By:	/s/ Shimon Citron
Date: February 6, 2012	Shimon Citron
Chief Executive Officer